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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported):

                              JUNE 20, 1997


                             AMPHENOL CORPORATION
            (Exact name of Registrant as specified in its Charter)



Delaware                          1-10879                  22-2785165
(State or other jurisdiction      (Commission File         (I.R.S. Employer
 of incorporation)                Number)                  Identification No.)


358 Hall Avenue                                            06492
Wallingford, Connecticut                                   (Zip Code)
(Address principal
executive offices)


Registrant's telephone number, including area code: (203) 265-8900
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Item 4.     Changes in Registrant's Certifying Accountant

            In accordance with Item 304 of Regulation S-K, the following information pertains to the change in Registrant's Certifying Accountant:


            (i) Deloitte & Touche LLP ("Deloitte") has been appointed as the Registrant's certified public accountants replacing Price Waterhouse LLP ("Price Waterhouse") who has been dismissed, effective June 13, 1997;


            (ii) The Price Waterhouse reports on the financial statements of the Company for the years ended December 31, 1995 and 1996 do not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles;


            (iii) The Company's decision to change its accountants was approved by its Board of Directors on June 13, 1997;


            (iv) The Registrant had no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in any of the Registrant's two most recent fiscal years ending December 31, 1995 and 1996 or the subsequent interim period ending June 13, 1997 which disagreements, if not resolved to the satisfaction of Price Waterhouse, would have caused it to make reference to the subject matter of such disagreement in connection with its report for the fiscal years ending December 31, 1995 and 1996 or in connection with any report which might be issued for any subsequent interim period ending June 13, 1997;


            (v)   None of the kind of events listed in subsections (A) through
(D) of Item 304 (a)(l)(v) of Regulation S-K occurred during either of the Registrant's two most recent fiscal years ending December 31, 1995 or 1996 or during the subsequent interim period ending June 13, 1997.




Item 7.     Exhibits

        16. Letter to Securities and Exchange Commission from Price Waterhouse LLP dated June 20, 1997.





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                               SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMPHENOL CORPORATION



Date: June 20, 1997                       By: /s/Edward G. Jepsen
-------------------                       -----------------------
                                                 Edward G. Jepsen
                                        Director, Executive Vice President
                                        and Chief Financial Officer (Principal
                                        Financial Officer and Principal
                                        Accounting Officer)